Exhibit  99.1

              FEDERATED DEPARTMENT STORES, INC.

                 Consolidated Balance Sheets
                         (Unaudited)

                         (millions)


                                      August 1,   January 31,   August 2,
                                        1998         1998         1997
ASSETS:
 Current Assets:
  Cash                                $     281    $     142  $    317
  Accounts receivable                     2,111        2,640     2,498
  Merchandise inventories                 3,361        3,239     3,372
  Supplies and prepaid expenses             118          115       129
  Deferred income tax assets                105           58       106
   Total Current Assets                   5,976        6,194     6,422

 Property and Equipment - net             6,381        6,520     6,371
 Intangible Assets - net                    677          690       704
 Other Assets                               317          334       377

   Total Assets                         $13,351      $13,738   $13,874

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
  Short-term debt                       $    34     $    556  $  1,505
  Accounts payable and accrued
    liabilities                           2,517        2,416     2,482
  Income taxes                               67           88         4
   Total Current Liabilities              2,618        3,060     3,991

 Long-Term Debt                           3,890        3,919     3,732
 Deferred Income Taxes                      977          939       836
 Other Liabilities                          557          564       559
 Shareholders' Equity                     5,309        5,256     4,756

   Total Liabilities and Shareholders'
     Equity                             $13,351      $13,738   $13,874